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Exhibit 23.4

CONSENT OF INDEPENDENT BUSINESS VALUATION EXPERT

June 18, 2013

Applied Optoelectronics, Inc.
13115 Jess Pirtle Boulevard
Sugar Land, TX 77478

Ladies and Gentlemen:

        In relation to a Registration Statement on Form S-1 being filed on or around June 30, 2013, we hereby consent to the inclusion of and reference to (including the heading "Experts") the name "Adams Capital, Inc.", and our reports, or information contained therein, prepared for Applied Optoelectronics, Inc., including those dated May 22, 2009, January 29, 2013, and May 2, 2013.

Sincerely,

Adams Capital, Inc.

By:	/s/ DAVID ADAMS
Name:	David P. Adams III
Title:	President

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  Exhibit 23.4
CONSENT OF INDEPENDENT BUSINESS VALUATION EXPERT